Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-193521 and 333-215454) of Progenics Pharmaceuticals, Inc.,

(2)	Registration Statements (Form S-8 Nos. 333-197071, 333-183511, 333-176204, 333-160389, 333-143670, and 333-124910) pertaining to the 2005 Stock Incentive Plan of Progenics Pharmaceuticals, Inc., and

(3)	Registration Statements (Form S-8 Nos. 333-120508 and 333-52277) pertaining to the Amended and Restated 1996 Stock Incentive Plan of Progenics Pharmaceuticals, Inc.;

of our reports dated March 9, 2017, with respect to the consolidated financial statements and schedules of Progenics Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Progenics Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Progenics Pharmaceuticals, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Hartford, Connecticut

March 9, 2017